Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
       Global SmallCap Portfolio of Managed Account Series
(BATS_GSC)
       BlackRock Global SmallCap Fund, Inc.  (BR_GSCAP)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:

05-01-2013


Security Type:

EQUITY/EQUITY



Issuer

Pennsylvania Real Estate Investment Trust


Selling
Underwriter

Wells Fargo Securities, LLC


Affiliated
Underwriter(s)

[X] PNC
[ ] Other:


List of
Underwriter(s)

Wells Fargo Securities, LLC, Merrill
Lynch, Pierce, Fenner & Smith
Incorporated, Citigroup Global Markets
Inc., J.P. Morgan Securities LLC, Deutsche
Bank Securities Inc., Mitsubishi UFJ
Securities (USA), Inc., PNC Capital
Markets LLC, Capital One Southcoast, Inc.,
RBS Securities Inc., Stifel, Nicolaus &
Company, Incorporated, Piper Jaffray &
Co., Janney Montgomery Scott LLC,
Santander Investment Securities Inc., TD
Securities (USA) LLC




Transaction Details

Date of Purchase

05-01-2013



Purchase
Price/Share
(per share / %
of par)

$20.00


Total
Commission,
Spread or
Profit

4.00



1.	Aggregate Principal Amount Purchased
(a+b)

65,000


a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)

49,400


b. Other BlackRock Clients

15,600


2. Aggregate Principal Amount of
Offering

10,000,000


Fund Ratio

[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)

0.0065



Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[X]     U.S. Registered Public Offering
[Issuer must have 3 years of continuous operations]

[ ]     Eligible Rule 144A Offering
[Issuer must have 3 years of continuous operations]

[ ]     Eligible Municipal Securities
[Issuer must have 3 years of continuous operations]

[ ]     Eligible Foreign Offering
[Issuer must have 3 years of continuous operations]

[ ]     Government Securities Offering


Timing and Price (check ONE or BOTH)

[X]     The securities were purchased before the end of the
first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[ ]     If the securities are offered for subscription
upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES

[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[ ] YES

[X] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.





Completed by: Dillip Behera             Date: 05-07-2013

Global Syndicate Team Member




Approved by: Steven DeLaura            Date: 05-10-13

Global Syndicate Team Member